UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2011 (September 8, 2011)

XFONE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File No. 001-32521

11-3618510
(I.R.S. Employer Identification Number)

5307 W. Loop 289
Lubbock, Texas 79414
 (Address of principal executive offices) (Zip Code)

806-771-5212
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On September 8, 2011, the Company issued a press release announcing that it has set the record date for 5:00 p.m., New York time (midnight, Israel time) on September 22, 2011, (the “Record Date”) for its previously announced rights offering (the “Rights Offering”) in which Company stockholders will receive one (1) non-transferable and non-tradable right to purchase one (1) additional share of the Company’s common stock, par value $0.001 for each share owned as of the Record Date, for a subscription price of $0.30 per share.

There can be no assurance that the Rights Offering will be successful.

A registration statement relating to the foregoing securities has not yet been declared effective by the SEC. The foregoing securities may not be sold nor may offers to buy be accepted prior to the time a registration statement becomes effective. The press release shall not constitute an offer to sell, or the solicitation of an offer to buy the subscription rights or the underlying shares, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

A copy of the press release dated September 8, 2011 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                       Financial Statements and Exhibits

(a)            Not applicable.
(b)            Not applicable.
(c)            Not applicable.
(d)            Exhibits

Exhibit No.	Description
99.1	Press Release dated September 8, 2011 entitled “Xfone Announces the Record Date of its Rights Offering.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xfone, Inc.

Date: September 8, 2011	By:	/s/ Guy Nissenson
Guy Nissenson
President, Chief Executive Officer and Director

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated September 8, 2011 entitled “Xfone Announces the Record Date of its Rights Offering.”